EXHIBIT 99


Warburg, Pincus Equity Partners, L.P.
466 Lexington Avenue
New York, New York  10017
Wright Medical Group, Inc. ("WMGI")
June 11, 2003

                               Continuation Sheet

                                     Form 4

                  Statement of Changes in Beneficial Ownership


Explanation of Responses:

(1) The stockholder is Warburg, Pincus Equity Partners, L.P., a Delaware limited partnership, and certain affiliated funds (collectively, "Equity Partners"). Equity Partners beneficially owns 12,842,613 shares of common stock, par value $0.01 per share ("Common Stock") of Wright Medical Group, Inc. (the "Issuer").

          The sole general partner of Equity Partners is Warburg Pincus & Co., a New York general partnership ("WP"). Warburg Pincus LLC (formerly E.M. Warburg Pincus & Co., LLC), a New York limited liability company ("WPLLC"), manages Equity Partners. The members of WPLLC are substantially the same as the partners of WP. By reason of the provisions of Rule 16a-1 of the Exchange Act, WP and WPLLC may be deemed to be the beneficial owners of the Common Stock held by Equity Partners, although both WP and WPLLC disclaim beneficial ownership of the Common Stock except to the extent of any indirect pecuniary interest therein.

          Ms. Weatherman, a director of the Issuer, is a general partner of WP and a member of WPLLC. As such, each of Ms Weatherman may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 of the Exchange Act) in an indeterminate portion of the shares beneficially owned by Equity Partners, WPLLC and WP. Ms. Weatherman disclaims beneficial ownership of such shares except to the extent of any indirect pecuniary interest therein. Ms. Weatherman does not directly own any shares of Common Stock of the Issuer.

(2) On June 10, 2003, Equity Partners distributed an aggregate of 1,499,996 shares of Common Stock to its partners.

(3) As a result of the June 10, 2003 distribution, WP received 30,000 shares of Common Stock, which in turn it distributed to its partners.

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Warburg, Pincus Equity Partners, L.P.
466 Lexington Avenue
New York, New York  10017
Wright Medical Group, Inc. ("WMGI")
June 11, 2003


OTHER REPORTING PERSONS:

1.   Name:    Ms. Elizabeth Weatherman (Director)
     Address: 466 Lexington Avenue
              New York, New York  10017

2.   Name:    Warburg Pincus & Co. (General Partner)
     Address: 466 Lexington Avenue
              New York, New York  10017

3.   Name:    Warburg Pincus LLC (formerly E.M. Warburg Pincus & Co., LLC)
              (Manager of of Equity Partners)
              Address: 466 Lexington Avenue
              New York, New York  10017



Designated Filer: Warburg, Pincus Equity Partners, L.P.
Issuer  & Ticker Symbol:   Wright Medical Group, Inc.
Period Covered By Form:    June 10, 2003


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                     WARBURG PINCUS & CO.


                     By:   /s/  Scott A Arenare                  6/11/03
                          ------------------------------------   ---------
                     Name:  Scott A. Arenare                     Date
                     Title:  Partner


                     WARBURG PINCUS LLC


                     By:  /s/  Scott A Arenare                   6/11/03
                          ------------------------------------   ---------
                     Name:  Scott A. Arenare                     Date
                     Title:  Managing Director


                     WARBURG, PINCUS EQUITY PARTNERS, L.P.


                     By: Warburg Pincus & Co.,
                          General Partner


                         By:  /s/  Scott A Arenare               6/11/03
                          ------------------------------------   ---------
                         Name:  Scott A. Arenare                 Date
                         Title:  Partner


                     Director


                     /s/ Elizabeth H. Weatherman                 6/11/03
                          ------------------------------------   ---------
                     Elizabeth Weatherman                        Date